CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees
Putnam Funds Trust

We consent to the use of our report dated January 10, 2017 with respect to the financial statements of Putnam Global Dividend Fund, a series of Putnam Funds Trust, incorporated herein by reference, and to the references to our firm in the Form of Agreement and Plan of Reorganization in the Prospectus and under the heading “Independent Registered Public Accounting Firms” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
April 13, 2017